Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

WASHINGTON, D.C. – March 1, 2018 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter and full year ended December 31, 2017.

Highlights for the Quarter Ended December 31, 2017:

•	Net income of $1.5 million, or $0.03 per share on a fully diluted basis
•	FFO of $16.6 million, or $0.32 per share on a fully diluted basis
•	FFO, as Adjusted of $14.3 million, or $0.27 per share on a fully diluted basis
•	CAD of $12.1 million
•	Completed the acquisition of a Department of Veterans Affairs (VA) outpatient clinic just outside of South Bend, Indiana
•	Purchased the re-development rights to a 210,373 square foot Federal Emergency Management Agency (FEMA) distribution center in Tracy, California (“FEMA - Tracy”)
•	Portfolio occupancy at 100%

Highlights for the Year Ended December 31, 2017:

•	Net income of $5.4 million, or $0.11 per share on a fully diluted basis
•	FFO of $60.6 million, or $1.26 per share on a fully diluted basis
•	FFO, as Adjusted of $54.8 million, or $1.14 per share on a fully diluted basis
•	Completed four accretive acquisitions with an aggregate purchase price of approximately $385 million
•

Acquired an Occupational Safety and Health Administration (OSHA) laboratory in Sandy, Utah, two VA outpatient facilities in Loma Linda, California and just outside of South Bend, Indiana, and an FBI field office in Salt Lake City, Utah

•

Awarded the lease for the development of a Food and Drug Administration (FDA) laboratory in Lenexa, Kansas which, upon completion, will be leased to the General Services Administration (GSA) for a 20-year term

•	Issued approximately 4.945 million shares of common stock for approximately $92.7 million of gross proceeds in the Company’s second public offering since its IPO
•	Issued 1.570 million shares of common stock for approximately $33.6 million of gross proceeds through the Company’s At-the-Market (ATM) Program
•	Completed a $175.0 million private placement of senior unsecured notes, comprised of three tranches: $95.0 million 4.05% senior notes (“Series A”) due May 25, 2027; $50.0 million 4.15% senior notes

(“Series B”) due May 25, 2029; and $30.0 million 4.30% senior notes (“Series C”) due May 25, 2032, with a weighted average maturity of 11.4 years and a weighted average interest rate of 4.12%
•	Completed a $127.5 million, 10-year, non-amortizing mortgage loan with a fixed interest rate of 3.59% per annum. The loan is secured by the 327,614-square foot VA - Loma Linda ambulatory care center
•	Leverage at year end of 33.4% on the basis of net debt to total enterprise value

“We are pleased with the growth in our business in 2017.  We meaningfully expanded both our acquisition strategy and development efforts to achieve earnings growth and scale,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “Since its inception, Easterly has grown the portfolio to its current size of 3.7 million square feet of real estate in 46 operating properties.  We have also launched three development projects which we believe will generate significant earnings growth in future years. We are pleased with our position and prospects.”

Financial Results for the Quarter Ended December 31, 2017

Net income of $1.5 million, or $0.03 per share on a fully diluted basis

FFO of $16.6 million, or $0.32 per share on a fully diluted basis

FFO, as Adjusted of $14.3 million, or $0.27 per share on a fully diluted basis

CAD of $12.1 million

Financial Results for the Year Ended December 31, 2017

Net income of $5.4 million, or $0.11 per share on a fully diluted basis

FFO of $60.6 million, or $1.26 per share on a fully diluted basis

FFO, as Adjusted of $54.8 million, or $1.14 per share on a fully diluted basis

CAD of $45.8 million

“Easterly continues to build its definable edge in the U.S. Government property space,” said Darrell Crate, Easterly’s Chairman. “The acquisition pipeline is strong and we continue to pursue development opportunities where we can add value to the agencies we serve as well as our shareholders.  Our origination, servicing, and financial capacity are well positioned for growth in 2018.”

Portfolio Operations

As of December 31, 2017, the Company wholly owned 46 operating properties in the United States, encompassing approximately 3.7 million square feet in the aggregate, including 44 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of December 31, 2017, the portfolio had an average age of 12.1 years, was 100% occupied, and had a weighted average remaining lease term of 7.0 years.  With approximately 18.0% of leases based on square footage, or 18.7% based on total annualized lease income scheduled to expire before 2020, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Acquisitions

In 2017, the Company acquired four properties with an aggregate purchase price of approximately $385 million.

On February 3, 2017, Easterly acquired an OSHA laboratory in Sandy, Utah.  The 75,000-square foot building is a state-of-the-art forensics laboratory for testing of materials and products that have contributed to worker deaths or injuries nationwide. The build-to-suit facility was completed in 2003 and is fully leased to the GSA with six years remaining on an initial 20-year lease. The lease includes two five-year renewal options with fixed rental increases that, if exercised, would carry the lease term to 2034.

On June 1, 2017, Easterly acquired a VA outpatient clinic in Loma Linda, California. The 327,614-square foot property is one of the premier assets in the VA health system and provides a comprehensive solution for the outpatient needs of U.S. Veterans in the surrounding region. The LEED Silver build-to-suit construction, completed in 2016, is 100% leased to the VA through May 2036 for a total initial, non-cancelable lease term of 20 years.

On September 28, 2017, Easterly acquired a 169,542-square foot FBI field office in Salt Lake City, Utah.  The Class A, LEED Gold certified facility is located on a 7.5-acre campus and houses the FBI’s division that oversees federal operations in all of Utah, Idaho and Montana. The build-to-suit facility was constructed in 2012 and has a number of security upgrades, including perimeter fencing, a restricted visitor screening facility, and vehicle blockades. The facility is fully leased to the GSA until 2032 for a total initial, non-cancelable lease term of 20 years.

On November 16, 2017, Easterly acquired an 86,363-square foot VA outpatient clinic just outside of South Bend, Indiana. This building provides comprehensive outpatient services to U.S. Veterans residing in the surrounding region. The build-to-suit property was constructed in 2017 and is 100% leased to the VA through 2032 for an initial, non-cancelable lease term of 15 years.

Dispositions

On December 28, 2017, Easterly sold the 81,721-square foot warehouse / distribution facility privately leased to Parbel of Florida, located in Miramar, Florida, for net proceeds of $10.5 million.  With the sale of this facility, Easterly now generates 98.7% of its annualized lease income from the U.S. Government and maintains 100% occupancy.

Development

On April 27, 2017, Easterly was awarded the lease for an estimated 53,120-square foot FDA laboratory in Lenexa, Kansas (“FDA – Lenexa”). The FDA currently operates 13 field laboratories, located strategically throughout the country. FDA - Lenexa will become the newest laboratory in the FDA’s portfolio and, upon completion, will be leased to the GSA for a 20-year term.

On October 4, 2017, Easterly purchased the re-development rights to a 210,373-square foot FEMA distribution center in Tracy, California. FEMA - Tracy, one of the eight regional distributions centers located strategically throughout the country, is currently under re-development with an anticipated delivery date in the fourth quarter of 2018. Easterly has assumed all re-development activities and, upon occupancy, will commence a 20-year non-cancelable lease with the GSA on this mission critical facility.

Balance Sheet

As of December 31, 2017, the Company had total indebtedness of $579.7 million comprised of $99.8 million outstanding on its senior unsecured revolving credit facility, $100.0 million outstanding on its senior unsecured term loan facility, $175.0 million of senior unsecured notes, and $204.9 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At December 31, 2017, Easterly’s outstanding debt had a weighted average maturity of 7.8 years and a weighted average interest rate of 3.6%. As of December 31, 2017, Easterly’s net debt to total enterprise value was 33.4% and its net debt to annualized quarterly EBITDA ratio was 6.4x, pro forma for a full quarter of operations from VA - South Bend.

On September 11, 2017 the Company physically settled the forward equity sales agreements entered into on March 27, 2017 by issuing 4.945 million shares of the Company’s common stock in exchange for approximately $92.7 million in gross proceeds. The forward equity sales agreements were entered into in conjunction with the closing of an underwritten offering on a forward basis and the announcement of the VA - Loma Linda and VA - South Bend acquisitions.

During the twelve months ended December 31, 2017, the Company issued 1,569,514 shares of the Company’s common stock at an average price of $21.41 per share through the Company’s ATM program, raising gross proceeds of $33.6 million to maintain balance sheet strength.

Dividend

On February 21, 2018 the Board of Directors of Easterly approved a cash dividend for the fourth quarter of 2017 in the amount of $0.26 per common share. The dividend will be payable March 28, 2018 to shareholders of record on March 13, 2018.

Outlook for 2018

The Company’s financial guidance for the 12 months ending December 31, 2018 is as follows:

Outlook for the 12 Months Ending December 31, 2018

	Low	High
Net income (loss) per share – fully diluted basis	$0.23	0.27
Plus: real estate depreciation and amortization	$1.08	1.08
FFO per share – fully diluted basis	$1.31	1.35

This guidance assumes $350 million of acquisitions and $75 - $100 million of development-related investment during 2018. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation. By excluding income and expense items such as straight-line rent, above-/below-market leases, non-cash interest expense, non-cash compensation and other non-cash items including amortization of lease inducements from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock units, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard time on March 1, 2018 to review the fourth quarter and full year 2017 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through March 15, 2018 by dialing 844-512-2921 (domestic) and 412-317-6671 (international) and entering the passcode 13676248.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2017, to be filed with the Securities and Exchange Commission on or about March 1, 2018.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	December 31, 2017	December 31, 2016(1)
Assets
Real estate properties, net	$1,230,162	$901,422
Cash and cash equivalents	12,682	4,845
Restricted cash	3,519	1,646
Deposits on acquisitions	750	1,750
Rents receivable	12,751	8,544
Accounts receivable	9,347	5,823
Deferred financing, net	945	2,787
Intangible assets, net	143,063	114,873
Interest rate swaps	4,031	3,785
Prepaid expenses and other assets	8,088	1,422
Total assets	$1,425,338	$1,046,897

Liabilities
Revolving credit facility	99,750	212,167
Term loan facility, net	99,202	-
Notes payable, net	173,692	-
Mortgage notes payable, net	203,250	80,806
Intangible liabilities, net	38,569	41,840
Accounts payable and accrued liabilities	19,786	13,784
Total liabilities	634,249	348,597

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
44,787,040 and 36,874,810 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively.	448	369
Additional paid-in capital	740,546	597,164
Retained earnings	7,127	2,679
Cumulative dividends	(83,718)	(42,794)
Accumulated other comprehensive income	3,403	3,038
Total stockholders' equity	667,806	560,456
Non-controlling interest in Operating Partnership	123,283	137,844
Total equity	791,089	698,300
Total liabilities and equity	$1,425,338	$1,046,897

In the fourth quarter of 2017, the Company revised the prior period real estate properties, net and intangible assets, net amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for a detailed discussion of the revision.

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016(1)	December 31, 2017	December 31, 2016(1)
Revenues
Rental income	$32,402	$24,844	$116,002	$93,364
Tenant reimbursements	3,773	3,631	13,929	10,647
Other income	150	276	742	607
Total revenues	36,325	28,751	130,673	104,618

Operating expenses
Property operating	6,003	6,352	24,907	21,078
Real estate taxes	4,564	2,663	13,730	9,896
Depreciation and amortization	14,782	12,278	54,873	45,883
Acquisition costs	299	459	1,493	1,798
Corporate general and administrative	3,394	3,135	12,900	12,289
Total expenses	29,042	24,887	107,903	90,944
Operating income	7,283	3,864	22,770	13,674

Other expenses
Interest expense, net	(5,445)	(2,210)	(17,071)	(8,177)
Loss on the sale of operating property	(310)	-	(310)	-
Net income	1,528	1,654	5,389	5,497

Non-controlling interest in Operating Partnership	(241)	(354)	(941)	(1,534)
Net income available to Easterly Government
Properties, Inc.	$1,287	$1,300	$4,448	$3,963

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.03	$0.04	$0.11	$0.13
Diluted	$0.03	$0.03	$0.10	$0.12

Weighted-average common shares outstanding:
Basic	44,085,339	35,864,168	39,607,740	30,645,279
Diluted	46,089,594	37,628,572	41,563,540	32,372,538

Net income, per share - fully diluted basis	$0.03	$0.04	$0.11	$0.13

Weighted average common shares outstanding -
fully diluted basis	52,362,459	44,968,730	48,009,544	42,539,017

In the fourth quarter of 2017, the Company revised the prior period depreciation and amortization expense amount. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for a detailed discussion of the revision.

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016(1)	December 31, 2017	December 31, 2016(1)
Net income	$1,528	$1,654	$5,389	$5,497
Depreciation and amortization	14,782	12,278	54,873	45,883
Interest expense	5,445	2,210	17,071	8,177
EBITDA	$21,755	$16,142	$77,333	$59,557

Net income	$1,528	$1,654	$5,389	$5,497
Depreciation and amortization	14,782	12,278	54,873	45,883
Loss on the sale of operating property	310	-	310	-
Funds From Operations (FFO)	$16,620	$13,932	$60,572	$51,380
Adjustments to FFO:
Acquisition costs	299	459	1,493	1,798
Straight-line rent and other non-cash adjustments	(1,402)	(91)	(2,778)	(108)
Above-/below-market leases	(2,234)	(1,928)	(8,517)	(7,153)
Non-cash interest expense	312	229	1,096	814
Non-cash compensation	748	741	2,963	2,905
Funds From Operations, as Adjusted	$14,343	$13,342	$54,829	$49,636

FFO, per share - fully diluted basis	$0.32	$0.31	$1.26	$1.21
FFO, as Adjusted, per share - fully diluted basis	$0.27	$0.30	$1.14	$1.17

Funds From Operations, as Adjusted	$14,343	$13,342	$54,829	$49,636
Acquisition costs	(299)	(459)	(1,493)	(1,798)
Principal amortization	(756)	(726)	(2,977)	(2,857)
Maintenance capital expenditures	(773)	(369)	(3,450)	(1,150)
Contractual tenant improvements	(355)	(107)	(690)	(138)
Leasing related expenditures	(83)	-	(422)	-
Cash Available for Distribution (CAD)	$12,077	$11,681	$45,797	$43,693

Weighted average common shares outstanding -
fully diluted basis	52,362,459	44,968,730	48,009,544	42,539,017

In the fourth quarter of 2017, the Company revised the prior period depreciation and amortization expense amount. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for a detailed discussion of the revision.